EXHIBIT 21

                       SUBSIDIARIES OF IVAX CORPORATION(1)

                                                                                     JURISDICTION OF
         NAME OF SUBSIDIARY                                                           ORGANIZATION
         ------------------                                                           ------------

         DOMESTIC
                  Baker Norton Pharmaceuticals, Inc.                                    Florida
                  Baker Norton U.S., Inc.                                               Florida
                  Cummins Properties, Inc.                                              Florida
                  D & N Holding Company                                                 Delaware
                  Diamedix Corporation                                                  Florida
                  DVM Pharmaceuticals, Inc.                                             Florida
                  Goldcaps, Inc.                                                        Florida
                  Goldline Laboratories, Inc.                                           Florida
                  Goldline Properties Florida, Inc.                                     Florida
                  Immunovision, Inc.                                                    Florida
                  Indiana Protein Technologies, Inc.                                    Indiana**
                  Ivax D Sub, LLC                                                       Delaware
                  IVAX Diagnostics, Inc.                                                Florida
                  IVAX Specialty Chemicals Sub, LLC                                     Delaware
                  IVX BioScience, Inc.                                                  Florida
                  IVX Oncology, Inc.                                                    Florida
                  N Holding Company                                                     Delaware
                  Pet Technology Corp.                                                  Florida
                  Pralex Corporation                                                    Delaware
                  Soft Drugs, Inc.                                                      Florida
                  XAVI Corporation                                                      Florida
                  Zenith Goldline Dermatologicals, Inc.                                 Florida
                  Zenith Goldline Golden Glades, Inc.                                   Florida
                  Zenith Goldline Pharmaceuticals, Inc.                                 Florida
                  Zenith Laboratories, Inc.                                             Florida
                  Zenith Laboratories Caribe, Inc.                                      Delaware

                        SUBSIDIARIES OF IVAX CORPORATION
                                   (Continued)

                                                                                     JURISDICTION OF
         NAME OF SUBSIDIARY                                                           ORGANIZATION
         ------------------                                                           ------------

         INTERNATIONAL
                  AXIV International Limited                                            Ireland
                  Baker Cummins Inc.                                                    Canada
                  Baker Norton Asia Ltd.                                                Hong Kong
                  Baker Norton Farmaceutici Srl                                         Italy
                  Baker Norton International GmbH                                       Switzerland
                  Becpharm Limited                                                      England
                  Beijing JiAi Pharmaceuticals Limited Liability Company(2)             China
                  Delta Biologicals S.r.l.                                              Italy
                  Elvetium S.A.                                                         Argentina
                  Elvetium S.A.                                                         Uruguay
                  Elvetium Peru S.A.                                                    Peru
                  Empresas Goanka, S.A.                                                 Dominican Republic
                  Galena a.s.(3)                                                        Czech Republic
                  Institute for Drug Research, Ltd.                                     Hungary
                  IVAX Holdings, A.G.                                                   Switzerland
                  IVAX Industries UK, Ltd.                                              England
                  IVAX International, B.V.                                              Netherlands
                  IVAX International (Luxembourg) Sarl                                  Luxembourg
                  Kunming Baker Norton Pharmaceutical Co. Ltd(2)                        China
                  Norton Gelkaps Gelatine Kapsel Produktion GmbH                        Germany
                  Norton Healthcare Limited                                             England
                  Norton Healthcare (Holdings) Limited                                  England
                  Norton Healthcare (1999) Limited                                      England
                  Norton Healthcare (1998) Limited                                      England
                  Norton SAS                                                            France
                  Norton (Waterford) Limited                                            Ireland
                  Norton Poland Sp. z. o. o.                                            Poland
                  Zenith Goldline Pharmaceuticals Canada, Inc.                          Canada

------------------

(1)    As of March 24, 2000, all subsidiaries are wholly-owned
       (directly or indirectly) unless otherwise indicated.
(2)    Owned 50% by the Company.
(3)    Owned 86% by the Company.
(**)   Owned 30% by the Company.